UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2024

ATAI LIFE SCIENCES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-40493	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wallstraße 16
10179 Berlin, Germany
(Address of principal executive offices) (Zip Code)

+49 89 2153 9035
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, €0.10 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective October 10, 2023, the Supervisory Board of Directors (the “Board”) of atai Life Sciences N.V. (the “Company”) appointed Ms. Anne Johnson, the Company’s Chief Accounting Officer (principal accounting officer), to act as the Company’s Interim Chief Financial Officer while the Company’s Chief Financial Officer Mr. Stephen Bardin is on parental leave, and designated her as principal financial officer of the Company.  Pursuant to the Company’s identification of certain redundancies among the executive team, on February 1, 2024, the Company and Mr. Bardin reached an agreement regarding Mr. Bardin’s departure from his position as the Company’s Chief Financial Officer (the “Separation Agreement”), effective as of February 6, 2024.  Mr. Bardin will provide up to 20 hours per week in transition services to the Company through March 31, 2024 (the “Advisory Period”), during which Mr. Bardin will continue to vest in his outstanding options and restricted stock units.

Effective February 6, 2024, Ms. Johnson was appointed the Company’s Chief Financial Officer, succeeding Mr. Bardin.  She will remain designated as the Company’s principal accounting officer and principal financial officer. Ms. Johnson joined the Company in January 2021 as the Vice President, Global Controller.  Additional biographical information, along with a description of Ms. Johnson’s employment agreement, is set forth in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2023, filed with the Securities and Exchange Commission on May 11, 2023, and such information is incorporated herein by reference.  There are no arrangements or understandings between Ms. Johnson and any other person pursuant to which Ms. Johnson was appointed as Chief Financial Officer. Ms. Johnson has no family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the Separation Agreement, in exchange for a general release of all claims against the Company and its affiliates and certain additional customary non-disclosure covenants, the Company will provide to Mr. Bardin the following severance benefits as set forth in his Amended Employment Agreement with atai Life Sciences US, Inc., dated August 25, 2023 (the “Amended Employment Agreement”): (1) continuation of Mr. Bardin’s base salary for a period of nine months following the end of the Advisory Period; (2) reimbursement for the cost of continued health benefit coverage (“COBRA Coverage”) for a period of nine months following the end of the Advisory Period; and (3) $149,600.00, representing Mr. Bardin’s 2023 annual bonus, to be paid no later than February 29, 2024.  In addition, Mr. Bardin will be entitled to $30,462, representing the equivalent of full pay for the remainder of Mr. Bardin’s parental leave period through March 1, 2024 (the “Parental Leave Period”). In addition, Mr. Bardin will be entitled to tax equalization and preparation payments for 2022, 2023 and 2024 tax years, reimbursement for his COBRA Coverage during the Advisory Period, 0.5 times his Base Pay as defined in the Amended Employment Agreement during the Advisory Period but commencing after the conclusion of his Parental Leave Period, and reimbursement of $5,000 in legal fees.  Mr. Bardin's outstanding and vested options will remain exercisable for a period of 12 months following the expiration of the Advisory Period.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On February 6, 2023, the Company issued a press release announcing executive changes described above. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Separation Agreement between Mr. Stephen Bardin and atai Life Sciences N.V., dated February 6, 2024.
99.1*	Press Release, dated February 6, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

#	Management contract or compensatory plan, contract or arrangement.
*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAI LIFE SCIENCES N.V.

Date: February 6, 2024	By:	/s/ Florian Brand
	Name:	Florian Brand
	Title:	Chief Executive Officer